PROSPECTUS SUPPLEMENT               This Prospectus Supplement,
DATED MARCH 15, 1996                filed pursuant to Rule 424(b)(3),
TO PROSPECTUS DATED                 relates to Registration Statement
MARCH 13, 1991, AS                  No. 33-39364 and Prospectus
SUPPLEMENTED THROUGH                dated March 13, 1991
FEBRUARY 15, 1996





                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT

                      Pursuant to Section 13 of the

                     Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 1996

                   Sears Credit Account Trust 1991 A
          (Exact name of registrant as specified in charter)


Illinois                33-39364-01            Not Applicable
(State of               (Commission            (IRS Employer
Organization)           File Number)         Identification No.)

c/o Sears Receivables Financing Group, Inc.
3711 Kennett Pike
Greenville, Delaware                                      19807
 (Address of principal executive offices)               (Zip Code)


Registrant's Telephone Number, including area code: (302) 888-3176


Former name, former address and former fiscal year, if changed since last report: Not Applicable

Item 5.     Other Events

            On March 15, 1996, Registrant made available the
Monthly Investor Certificateholders' Statement set forth as
Exhibit 21. Accordingly, the Trust will terminate after such final payment and no further Monthly Investor Certificateholders' Statements will be forwarded to Investor Certificateholders.


Item 7.     Financial Statements and Exhibits

  21. Monthly Investor Certificateholders' Statement related to the distribution of March 15, 1996 and reflecting the performance of the Trust during the Due Period ended in February 1996, which will accompany the distribution on March 15, 1996.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Sears Credit Account Trust 1991 A
                                          (Registrant)

                        By:   Sears Receivables Financing Group, Inc.
                                    (Originator of the Trust)


                        By:   /S/Larry R. Raymond
                              Larry R. Raymond
                              Vice President, Finance


Date: March 15, 1996
                                 EXHIBIT INDEX



Exhibit No.


      21.   Monthly Investor Certificateholders' Statement -
            (March 15, 1996).